                                POWER OF ATTORNEY

     The  undersigned,  a director of Southwest Iowa Renewable  Energy,  LLC, an
Iowa limited liability company (the "Company"), does hereby individually appoint
David E.  Gardels  and Daniel A.  Peterson,  or any of them,  with full power of substitution, the agent and attorney-in-fact for the undersigned (the "Agents"), to execute and deliver,  for and on behalf of the undersigned,  Reports on Forms
3, 4 and 5 pursuant to Section 16 of the  Securities  and  Exchange  Act of 1934
(the "Act"),  to be filed with the Securities and Exchange  Commission,  and any and all  amendments  to such Forms 3, 4 and 5, in  accordance  with  information regarding  trading  shares  of  the  Company's  common  stock  provided  by  the undersigned.

     The undersigned understands and agrees that (i) this Power of Attorney does not relieve the undersigned of his or her duties and responsibilities  under the
Act but rather is executed as a convenience to the undersigned in complying with the Act,  and (ii) the  Agents  and the  Company  assume  no  responsibility  or
liability  in  connection  herewith,   but  undertake  only  to  facilitate  the
undersigned's  compliance  with the Act in  accordance  with  the  undersigned's directions.

     This Power of Attorney  may be executed in multiple  counterparts,  each of which shall be deemed an original, but which taken together shall constitute one instrument.

                                       Date:    01/16/2008
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                                       Signature:  /s/ Michael Scharf
                                                 ------------------------------
                                                   Michael Scharf